UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

Item 1.01  Entry into Agreements for Financing

On July 31, 2006, the Company entered into a Securities Purchase Agreement (“the Agreement”) and related agreements (Registration Rights Agreement, Notes, Warrants, Security Agreement, Intellectual Property Security Agreement, Guaranty and Pledge Agreement and Irrevocable Transfer Agent Instructions) with a group of four private investors.   The transaction closed on July 31, 2006 with the Company receiving $500,000.  Per the terms of the Agreement, the Company will receive total financing in the amount of $1,000,000 in exchange for Company issuance of (i) six (6%) percent secured convertible notes in the aggregate principal amount of $1,000,000 convertible into shares of Company common stock; and (ii) warrants to purchase 15,000,000 shares of Company common stock.

Each of the warrants are exercisable at $.50 per share (with both the warrant and exercise price being adjustable in accordance with certain anti-dilution provisions as contained in Section 4 thereof).  A form of the warrant is attached hereto as Exhibit 10.2.  The initial warrant holder (and certain assignees) is entitled to certain registration rights as set forth in Section 2 of the Registration Rights Agreement which provides for mandatory filing of registration statement (within thirty (30) days of Company receipt of written demand) as well as certain piggy back registration rights.

The Company engaged in a previous financing with the same parties.  With respect thereto, reference is made to Form 8-K filed September 27, 2005 and SB-2 Registration Statement as amended to date (SEC File No. 333-129682).

The foregoing is a brief summary of certain pertinent terms and conditions contained in the financing documents, but does not purport to be a full and complete descript of such terms and conditions.

EXHIBITS

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Form of Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2006

Greens Worldwide Incorporated

/s/ R. Thomas Kidd

R. Thomas Kidd

President & CEO

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